UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

VineBrook Homes Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2024

The following supplemental information is being provided to stockholders of VineBrook Homes Trust, Inc. (the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Central Time, on Tuesday, June 11, 2024, through a virtual format.

On June 3, 2024, the Company dismissed Ernst & Young LLP (“EY”) as its independent registered public accounting firm. In light of its dismissal, EY will no longer attend the Annual Meeting. As a result, Proposal No. 2, regarding the ratification of the appointment of EY set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2024 (the “Proxy Statement”) that was previously sent to you will not be presented or voted on at the Annual Meeting. Any votes previously cast on Proposal No. 2 will be disregarded.

Except that Proposal No. 2 will not be presented or voted on at the Annual Meeting and that EY will no longer attend the Annual Meeting, there are no other modifications or supplements to the Proxy Statement. You should read the information contained herein in conjunction with the Proxy Statement and the Company’s 2023 Annual Report to Stockholders as each contains information that is important to your decisions in voting at the Annual Meeting.